Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the filing with the Securities and Exchange Commission of the Annual Report on Form 10-K of Sourcefire, Inc. (the “Company”) for the fiscal year ended December 31, 2010 (the “Report”), we the undersigned, John C. Burris, Chief Executive Officer of the Company, and Todd P. Headley, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to the best of the undersigned’s knowledge:
     1. The Report to which this Certification is attached as Exhibit 32.1 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company for the periods presented therein.

Date: March 11, 2011	By:	/s/ John C. Burris
		Name:	John C. Burris
		Title:	Chief Executive Officer

	By:	/s/ Todd P. Headley
		Name:	Todd P. Headley
		Title:	Chief Financial Officer and Treasurer

This certification accompanies this Report to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Report), irrespective of any general incorporation language contained in such filing.